UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________________

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 28, 2017
Carey Watermark Investors 2 Incorporated
(Exact Name of Registrant as Specified in its Charter)

Maryland
(State or Other Jurisdiction of Incorporation)

000-55461	46-5765413
(Commission File Number)	(IRS Employer Identification No.)

50 Rockefeller Plaza, New York, NY	10020
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 492-1100

(Former Name or Former Address, if Changed Since Last Report)
___________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 — Other Events.
Carey Watermark Investors 2 Incorporated (the “Company”) is currently offering up to $1.4 billion of common stock, in any combination of Class A and Class T Shares, and an additional $600 million in shares of common stock through the Company’s distribution reinvestment plan (the “Offering”). On February 28, 2017, the Company determined that, in light of recent changes in the business outlook and regulatory actions, it would continue its Offering through December 31, 2017. The Offering will be suspended on or about March 31, 2017 while the Company completes its annual estimated net asset value determination as of December 31, 2016 (the “NAV”) and updates its offering documents to reflect the NAV and any related changes to the offering prices of its shares.

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SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.

Carey Watermark Investors 2 Incorporated

Date:	March 6, 2017	By:	/s/ Susan C. Hyde
Susan C. Hyde
Managing Director and Corporate Secretary

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